SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2007 (May 21, 2007)

Cardinal Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-28780	54-1804471
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Jacksonville Circle, PO Box 215 Floyd, Virginia	24091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (540) 745-4191

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Principal Financial Officer.

On May 21, 2007, Stephanie K. Sigman, the Senior Vice President and Principal Financial Officer of Cardinal Bankshares Corporation (the “Company”), submitted her resignation effective June 20, 2007. Mrs. Sigman resigned to relocate to Chattanooga, Tennessee to work with a local accounting firm in a senior position. Mrs. Sigman also stated that this is an opportunity to live closer to her family residing in Chattanooga. Mrs. Sigman emphasized that she has no disagreement with the Company or its management concerning accounting, auditing or financial reporting matters. Mr. Leon Moore, the Company’s Chairman, President and Chief Executive Officer, stated that he regretted Mrs. Sigman’s departure and he appreciates Mrs. Sigman’s contributions to the Company. He also indicated that the Company had interviewed several candidates for the position, and the position would be filled quickly.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. - None

* * *

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding certain of Cardinal Bankshares’ goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Cardinal Bankshares’ management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Cardinal Bankshares’ control).

The following factors, among others, could cause Cardinal Bankshares’ financial performance to differ materially from that expressed in such forward-looking statements: (1) the strength of the United States economy in general and the strength of the local economies in which Cardinal Bankshares conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Cardinal Bankshares’ loan portfolio and allowance for loan losses; (2) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (3) inflation, interest rate, market and monetary fluctuations; (4) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions); (5) the timely development of competitive new products and services by Cardinal Bankshares and the acceptance of these products and services by new and existing customers; (6) the willingness of customers to accept third party products marketed by Cardinal Bankshares; (7) the willingness of customers to substitute competitors’ products and services for Cardinal Bankshares’ products and services and vice versa; (8) the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); (9) technological changes; (10) changes in consumer spending and saving habits; (11) the effect of corporate restructurings, acquisitions and/or dispositions; (12) the growth and profitability of Cardinal Bankshares’ noninterest or fee income being less than expected; (13) unanticipated regulatory or judicial proceedings or rulings; (14) the impact of changes in accounting principles; (15) adverse changes in financial performance and/or condition of Cardinal Bankshares’ borrowers which could impact repayment of such borrowers’ outstanding loans; (16) the impact on Cardinal Bankshares’ businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and (17) Cardinal Bankshares’ success at managing the risks involved in the foregoing.

Cardinal Bankshares cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Cardinal Bankshares or other matters and attributable to Cardinal Bankshares or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Cardinal Bankshares does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL BANKSHARES CORPORATION

Date: June 15, 2007	By:	/s/Ronald Leon Moore
	Name:	Ronald Leon Moore
	Title:	Chairman, President and Chief Executive Officer